EXHIBIT 99.1

HENDERSON, NV and NOWSHERA, PAKISTAN – November 21, 2023 -- Gamer Pakistan Inc. (NASDAQ: GPAK) (“GP”), an early-stage technology and esports company focused on game development and in-game AI community engagement, and organizing esports events in Pakistan, today announced that its Board of Directors has approved a share repurchase program, with authorization to purchase from time to time at the direction of the Board, up to $1.0 million of its common stock.

“We are committed to driving long-term value for our stockholders and in strategically deploying GP’s resources and capital,” said Gamer Pakistan CEO James Knopf. “We are confident in our market opportunity and given the strength of our balance sheet the share repurchase program is an investment in our long-term growth. The Board believes that GP’s potential as the preeminent technology and esports entity in Pakistan is not reflected in the current market valuation which, when combined with the existing macroeconomic environment, presents an attractive buying opportunity for our stock.”

The Share Buyback shall be for the purpose of repurchasing up to $1.0 million of the Company's common stock traded on the NASDAQ Stock Exchange under the ticker symbol “GPAK”, pursuant to SEC Rule l0b-18.

GP may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. The share buyback program may be suspended or discontinued at any time and does not obligate the company to acquire any amount of common stock. For the quarter ended September 30, 2023 the company had 23,879,319 weighted-average common and common equivalent shares outstanding.

GP uses its investor relations website (https://ir.gamerpakistan.com/), and wire service press releases as a means of disseminating or providing notification of, among other things, news or announcements regarding its business or financial performance, investor events, press releases, and earnings releases, and as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

About Gamer Pakistan Inc.

Gamer Pakistan Inc. (NASDAQ: GPAK) is an esports event development and product marketing company that was founded in November 2021 to create college, inter-university and professional esports events for all genders in Pakistan. Gamer Pakistan believes it is rapidly becoming the premiere university esports partner for secondary education institutions in Pakistan. Gamer Pakistan creates the formats and events to provide a competitive environment in which to unearth and nurture budding esports talent at the collegiate level. Operations are conducted through its subsidiary, K2 Gamer (PVT) Ltd., and affiliate Elite Sports Pakistan Pvt. Ltd. For more information visit www.gamerpakistan.com.

Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements are based on our management’s expectations, beliefs and assumptions concerning future events, which in turn are based on currently available information. These expectations, beliefs and assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations, beliefs and assumptions may prove to be incorrect.

Important factors that could cause actual events to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to: Failure of future market acceptance of our mobile esports products and services; Increased levels of competition; Changes in political, economic or regulatory conditions generally and in the markets in which we operate; Our ability to retain and attract senior management and other key employees; Our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and Other risks, including those described in our reports filed with the Securities and Exchange Commission.

Investor Relations Contact:

Chris Tyson

Executive Vice President

MZ North America

Direct: 949-491-8235

GPAK@mzgroup.us

www.mzgroup.us